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                                  EXHIBIT 10.19



                          AMENDMENT OF PROMISSORY NOTES



                                                               LIVONIA, MICHIGAN
                                                                JANUARY 23, 2006



FOR VALUE RECEIVED, the undersigned, MUSLIM MEDIA NETWORK, INC., a Michigan corporation ("MAKER"), whose address is 29004 West Eight Mile Road, Farmington, Michigan, 48336, executed eight different promissory notes to the order of A.S. NAKADAR, M.D., ("Holder"), whose address is 3707 Durham Court, Bloomfield Hills, Michigan, as follows (the "Notes"):



Date of Note         Principal Amount   Maturity Date
------------         ----------------   ------------------
July 5, 2005              $25,000       July 5, 2006
August 7, 2005            $15,000       August 7, 2006
August 30, 2005           $10,000       August 30, 2006
September 13, 2005        $25,000       September 13, 2006
October 3, 2005           $15,000       October 3, 2006
October 12, 2005          $20,000       October 12, 2006
October 19, 2005          $25,000       October 19, 2006
October 26, 2005          $20,000       October 26, 2006



MAKER and Holder now desire to amend all of the Notes by adding to the end of the first paragraph of each of the Notes the following phrase:



     "from the date hereof through January 24, 2006, and thereafter with interest thereon at the rate of Eight percent (8%) per annum on the unpaid balance until paid in full."



MAKER and Holder now desire to amend all of the Notes by adding to the end of the second paragraph of each of the Notes the following phrase:



     "provided, however, that if MAKER does not raise more than $2,000,000 in a public stock offering that was commenced in 2005 then all accrued and unpaid interest and all principal balance shall be due no later than January 2, 2008."



MAKER and Holder therefore agree that if Maker raises $2,000,000 or less in a public offering of its shares of common stock that commenced in 2005 that the interest and principal of each of the Notes shall be due on January 2, 2008 rather than on the first anniversary of each of such Notes.



Maker hereby waives presentment, demand, notice of dishonor, protest, notice of protest and non-payment, and further waives all exemptions to which the Maker may now or



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hereafter be entitled under the laws of this state or any other state of the
United States and further agrees that the holder shall have the right to grant the Maker any extension of time for payment without in any way affecting the liability of the Maker and the rights the holder may have hereunder. Failure of the holder to exercise any rights or remedies shall not constitute a waiver of such right to exercise the same at that or any other time.



All other terms and conditions of the Notes shall remain in full force and effect except as amended hereby.



This Amendment of Promissory Notes is made and delivered in the State of Michigan and shall be governed by and construed in accordance with the laws of the State of Michigan.



HOLDER:                                 MAKER:
A. S. NAKADAR, M.D.                     MUSLIM MEDIA NETWORK, INC.




/s/ A. S. Nakadar                       /s/ A. S. Nakadar
-------------------------------------   ----------------------------------------
By: A. S. NAKADAR, M.D.                 By: A. S. NAKADAR, M.D.
                                        Its: President
Dated: January 23, 2006                 Dated: January 23, 2006



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